EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent in this Registration Statement of Vanguard Energy Corporation on Form S-1 of references to our firm, in the context in which they appear, to our reserve estimates as of September 30, 2011 and to Exhibit 99 included in the Registration Statement relating to the Company's proven oil and gas reserves.

NOVA RESOURCE, INC.

	By:	/s/ JOSEPH V. ROCHEFORT
Joseph V. Rochefort, President
April 26, 2012
Dallas, Texas